SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 AMENDMENT NO. 4



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) JANUARY 31, 2001

                           SAN JOAQUIN RESOURCES INC.
             (Exact name of registrant as specified in its charter)

                NEVADA                   0-26321                 98-0204105
(State or other jurisdiction of       (Commission               (IRS Employer
            incorporation)            File Number)           Identification No.)

    14 INVERNESS DRIVE EAST, BUILDING H, SUITE 236, ENGLEWOOD, COLORADO 80112
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 713-0047

            53 STRATFORD PLACE, S.W. CALGARY, ALBERTA T3H 1H7 CANADA (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         See Item 5. below.


      On the strength of the signed merger agreement with Pannonian Energy, Inc. (see below) and the delivery of proxies to Registrant evidencing the YES vote of a majority of the issued and outstanding shares of Pannonian (see below), effective February 1, 2000, Messrs. Nick DeMare and Colin McNeil resigned as Directors of Registrant, and the following persons were elected as new officers and directors of Registrant: Marc Bruner, Mark A. Erickson, Carl Stadelhofer, and Howard O. Sharpe. As of April 6, 2001, Carmen J. (Tony) Lotito was made a director of the Registrant.


      MARC  BRUNER  (51),  CHAIRMAN  OF THE  BOARD OF  DIRECTORS  AND  STRATEGIC
      CONSULTANT: Mr. Bruner is founding Chairman of Pannonian (since 1998) and a private investor. From 1996 to 1999,he was a founding Director and Chairman of the Board of Ultra Petroleum, a Toronto Stock Exchange and American Stock Exchange listed natural gas company. Ultra is focused on tight sand development in the Green River Basin of Wyoming. Additionally, Mr. Bruner was one of the founders of Pennaco Energy, Inc. a public company engaged in the development of coalbed methane in the Powder River Basin of Wyoming, and of RIS Resources International, a public natural gas company founded in 1996.

      MARK A. ERICKSON (41), PRESIDENT AND A DIRECTOR: Mr. Erickson has been a Director and President of Pannonian since 1999. He was the President of RIS Resources (USA), a subsidiary of RIS Resources International, from 1997 to 1998; and one of the founders, a past senior officer and a director of Pennaco Energy, Inc., from 1998 to 1999. Prior to joining RIS Resources, Mr. Erickson served as President of Petroleum Engineering, Inc., a petroleum engineering consulting company. Mr. Erickson is a Registered Petroleum Engineer with 17 years of diversified experience in business development, finance, strategic planning, marketing, project management and petroleum engineering. Mr. Erickson received his MS in Mineral Economics from Colorado School of Mines.

      J. TIMOTHY BOWES (44), CONTINUING DIRECTOR: Mr. Bowes holds a Bachelor of Commerce degree and a Masters of Business Administration degree, both from the University of British Columbia. On October 26, 1999, Mr. Bowes became the President, Chief Executive Officer, and a director of Lucre Ventures Ltd., a public petroleum and natural gas company listed on the Canadian Venture Exchange. Prior to Mr. Bowes' employment with the Company and Lucre Ventures Ltd., he was primarily engaged as a self-employed consultant involved in the structuring of mergers and acquisitions of petroleum and natural gas companies. Prior to starting his own consulting business, Mr. Bowes was employed by Yorkton Securities Inc. He began working for Yorkton in October 1994 as a Senior Analyst for petroleum and natural gas properties. Mr. Bowes held several positions at Yorkton in which he was responsible for, among other things, reviewing, structuring and approving all initial public offerings generated from Yorkton's Calgary Office during the period from June 1995 to April 1997. From April 1997 to March 1999, Mr. Bowes was the Vice President Corporate Finance in the Natural Resources section of the

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

      Calgary office of Yorkton Securities (subject to regulatory approval).

      Prior to Mr. Bowes' employment with Yorkton, he was employed as the Land Manager of Numac Energy Inc., which was created as a result of the 1993 merger of Westcoast Petroleum Ltd. and Numac Oil & Gas Ltd. Prior to the merger, Mr. Bowes was the Land Manager for Westcoast Petroleum Ltd.

      CARL STADELHOFER, 48, DIRECTOR, is a partner with the law firm of Rinderknecht Klein & Stadelhofer in Zurich, Switzerland, where he has practiced law for over five years. He is a French and Swiss citizen; admitted to the practice of law in Switzerland in 1982. He took his law degree in 1979 in Switzerland and studied law in the United States at Harvard Law School and at Georgetown University Law School. His practice specializes in banking and financing, mergers and acquisitions, investment funds, and international securities transactions

      HOWARD O. SHARPE, 56, VICE PRESIDENT AND SECRETARY, has been a Director and officer of Pannonian since 1999. He has significant management experience in oil and gas development in the United States. Mr. Sharpe served as a fighter pilot in the U.S. Air Force, retiring in 1991 as a full Colonel with extensive logistic and organizational skills. Mr. Sharpe has an advanced degree in management with hands-on experience in the development of tight natural gas sands, basin-centered natural gas exploration and production in Wyoming. From 1992 to 1999, Mr. Sharpe has served as Executive Vice President of Alpine Gas Company, a private energy company in Denver, Colorado.


      CARMEN J. (TONY) LOTITO, 57, DIRECTOR (MEMBER AND CHAIR OF THE AUDIT COMMITTEE (DIRECTOR SINCE APRIL 6, 2001), is Vice President, Chief Financial Officer and a Director of Coriko Corporation, a private business development company, since 2000, and is a member of Equistar Capital LLC, an investment banking firm since 2000. He is also a Director of Impact Web Development, Inc., a software and applications service provider since 1999 (Impact ceased active business operations on or about January 1, 2001, and is now engaged in a process of asset liquidation). Mr. Lotito received his B.S. degree in Accounting from University of Southern California, and joined the firm of Pannell, Kerr Forester & Co. as a senior accountant in management and audit services for the company's San Diego, California office. In 1988, he joined ConAgra, Inc., in San Antonio, Texas as a brand manager, where he developed product lines which grossed $50 million. After leaving ConAgra and before joining Impact and Coriko, Mr. Lotito was self employed as a financial consultant.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      See Item 5. below.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

      Not applicable.

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


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Not applicable.

ITEM 5.  OTHER EVENTS


      On January 31, 2001, the Registrant entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), under which the Registrant will acquire Pannonian Energy, Inc., a Delaware corporation ("Pannonian"), in a stock-for-stock transaction. A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The merger was consummated as of March 30, 2001.



      The Merger Agreement sets forth the terms and conditions of the merger of a wholly owned subsidiary of the Registrant with and into Pannonian. Upon consummation of the proposed merger, Pannonian became a wholly owned subsidiary of the Registrant. In the merger, each holder of Pannonian's common stock received approximately 1.74 shares of the Registrant's common stock.



      Consummation of the merger was subject to a number of customary conditions, including the approval of the merger by the shareholders of Pannonian. Pannonian had delivered written proxies from shareholders of Pannonian holding in excess of a majority of all issued and outstanding shares of Pannonian common stock, which were voted in favor of the merger. A copy of the press release announcing this transaction is included herein as Exhibit 99.1 and is incorporated by reference into this Item 5.



      In connection with the Merger Agreement, the Registrant changed its name to "Gasco Energy, Inc." The new CUSIP number for the common stock is 367220 10 0 and the stock now trades under the symbol "GASE" on the OTC Bulletin Board.



      BUSINESS OF PANNONIAN ENERGY, INC. ("PANNONIAN") Pannonian is privately owned Delaware corporation headquartered in Denver, Colorado, engaged in the location and development of hydrocarbon prospects, primarily in the Rocky Mountain area of Utah and Wyoming.


      Pannonian has acquired an interest in over 30,000 acres in the Uinta Basin located in Utah known as the Riverbend Project. These lands contain up to 90 shallow development well locations in the Wasatch Formation plus up to an additional 40 Wasatch development locations recently acquired through a joint venture agreement with Phillips Petroleum Company. This joint venture agreement calls for Phillips to drill and complete approximately four to five wells to the deeper Mesaverde Formation. Pannonian will retain 20% of the interests in these wells and in the deeper Mesaverde rights. Pannonian will also retain 20% to 100% interest in up to 200 additional well locations for the Mesaverde Formation and 75% to 100% interest in the approximately 130 locations within the Wasatch development area.

      The Riverbend Project, which will be the only asset of Pannonian at the time of closing of the merger, is centrally located in the Uinta basin of northeastern Utah. It is Pannonian's intention to commence drilling its Riverbend locations starting in the second quarter, assuming adequate funding can be obtained through the merger and the related Financing Agreement with Wet Coast Management (See Item 5, below). Pannonian hopes to drill 10 wells in Riverbend during the next 12 months thereby potentially proving an additional 40 locations for development drilling in 2002.

      A Wasatch well takes approximately ten days to drill to 8,000 feet. The major costs are in equipping and completing the well due to large fracture stimulation required. Estimated investment for drilling and completing a Wasatch well is $500,000.

      These lands were obtained through lease acquisitions and farmin agreements. Should the initial wells required to be drilled by Phillips, pursuant to the joint venture, prove up the Mesaverde Formation, then full field development should commence on 80 acre spacing per well. The joint venture agreement provides for Phillips to commence the first well by March 1, 2001 with the last to be drilled by April 1, 2003.

      PRINCIPAL SHAREHOLDERS. Except as otherwise noted, the following table sets forth certain information with respect to beneficial ownership of the Registrant's shares as of March 26, 2001, adjusted for the consummation of the merger: (a) each stockholder known to be the beneficial owner of more than five percent, in the aggregate, of the outstanding Registrant's shares, (b) each director and executive officer of the Registrant as of the date hereof, and (c) all executive officers and directors as a group.

                       NAME                       POSITION (IF ANY)           NUMBER OF SHARES      PERCENT OF ALL
                                                                                   OWNED(1)<F1>      OUTSTANDING
                                                                                                       SHARES(2)<F2>
                   Marc Bruner(3)<F3>           Chairman and Director            3,836,700(4)<F4>       15.92

                  Mark Erickson                 President and Director           3,555,640(5)<F5>       14.05

                  Howard Sharpe              Vice President and Secretary         424,140(6)<F6>         1.75

                 Carl Stadelhofer                      Director                   50,000(4)<F4>          0.21

                  Timothy Bowes                        Director                   342,850(7)<F7>         1.41

             Carmen J. (Tony) Lotito                   Director                   300,000                1.25

              Resource Venture Mgt.(3)<F3>                                       3,836,700              15.92


        Officers and Directors as a group                                        8,509,330(8)<F8>       32.92
                   (6 persons)
        ---------------

      (1)<F1>For Messrs, Bruner, Erickson and Sharpe, the shares shown are based on their ownership of Pannonian shares and the operation of the merger agreement resulting in Pannonian shares being exchanged for approximately 1.74 shares of the Registrant, with warrants being converted into the right to receive the Registrant's shares at .01 and .10 Pannonian share equivalents.

      (2)<F2>The percentages shown are based on 24,050,000 shares, being the total of the issued and outstanding shares of the Registrant as of March 26, 2001 and giving effect to the issuance of 14,000,000 shares upon completion of the merger.

      (3)<F3>Mr. Bruner's shares are attributed to RVM and the shares of RVM are attributed to Mr. Bruner. Mr. Bruner is a control person of RVM.

      (4)<F4> Includes 50,000 shares issuable upon exercise of a stock option.

                                       5

      (5)<F5>Includes 1,250,000 shares issuable upon exercise of a stock option.

      (6)<F6>Includes 250,000 shares issuable upon exercise of a stock option.

      (7)<F7>Includes 200,000 shares issuable upon exercise of a stock option.

      (8)<F8>Includes 1,800,000 shares issuable upon exercise of stock options.


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

      Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial statements of businesses acquired: Filed herewith.

      (b) Pro forma financial information: Filed herewith.

      (c) Exhibits:

                  REGULATION
                  S-K NUMBER                         DOCUMENT

                    2.1               Agreement and Plan of Reorganization dated January 31, 2001 among San
                                      Joaquin Resources Inc., Pannonian Acquisition Corporation, and
                                      Pannonian Energy, Inc. (1)<F1>

                    3.1               Certificate of Amendment to Articles of Incorporation of San Joaquin
                                      Resources Inc. (1)<F1>

                   99.1               Press Release dated February 2, 2001 (1)<F1>

                   99.2               Audited Financial Statements of Pannonian Energy, Inc. for the year ended December 31, 1999 (1) <F1>
                   99.3               Unaudited Financial Statements of Pannonian Energy, Inc. for the ten
                                      months ended October 31, 2000

                   99.4               Pro Forma Combined Balance Sheet and Income Statement for Pannonian
                                      Energy, Inc. and San Joaquin Resources, Inc. as of December 31, 1999
                                      and October 31, 2000

         -----------------

         (1)<F1>  Filed previously

ITEM 8.  CHANGE IN FISCAL YEAR

      Not applicable.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SAN JOAQUIN RESOURCES INC.


April 16, 2001                          By:  /s/ MARK ERICKSON
                                           ------------------------------------
                                           Mark Erickson, President





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